EXHIBIT 10.1

AMENDMENT NO. 2 TO

EIGHTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 2, dated as of March 27, 2020 (this “Amendment”) is by and among WestRock Financial, Inc., as borrower (the “Borrower”), WestRock Converting, LLC, as initial servicer (the “Servicer” and together with the Borrower, the “Loan Parties” and each, a “Loan Party”), Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), in its capacity as administrative agent for the Lenders thereunder (together with its successors and assigns thereunder, the “Administrative Agent”) and the committed lenders party thereto (each a “Committed Lender” and collectively, the “Committed Lenders”). Each of the Borrower, the Servicer, the Administrative Agent and the Committed Lenders may be referred to herein as a “Party” or collectively as the “Parties.” Unless otherwise indicated, capitalized terms used in this Amendment are used with the meanings attributed thereto in the Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrative Agent and the Committed Lenders are party to the Eighth Amended and Restated Credit and Security Agreement, dated as of July 22, 2016 (as amended, modified or supplemented from time to time, the “Agreement”), by and among the Borrower, the Servicer, Rabobank, as Administrative Agent and in its capacity as funding agent for the Co-Agents and the Lenders or any successor funding agent thereunder (together with its successors and assigns thereunder, the “Funding Agent” collectively with the Administrative Agent and the Co-Agents, the “Agents”), and the Lenders and the Co-Agents from time to time party thereto;

WHEREAS, the Parties hereto desire to amend the Agreement to, among other things, amend certain defined terms; and

WHEREAS, pursuant to Section 14.1(b)(i) of the Agreement, the consent of the Required Committed Lenders is required for such amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.	Amendments.

1.1Section 4.5(c) of the Agreement shall be hereby amended and restated in its entirety as follows:

(c)Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 14.1, any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Co-Agents and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from

Lenders comprising the Required Committed Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Committed Lenders have delivered to the Administrative Agent written notice that such Required Committed Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.5(c) will occur prior to the applicable Benchmark Transition Start Date.

1.2Section 4.5 of the Agreement shall be hereby amended by inserting the following subsections (d) – (f) at the end of such section:

(d)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)The Administrative Agent will promptly notify the Borrower and the Co-Agents of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.5 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.5.

(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Rate Loan or for a conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans.

1.3Section 14.15 the Agreement shall be hereby amended and restated in its entirety as follows:

Section 14.15Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

1.4Exhibit I to the Agreement shall be hereby amended as follows:

(a)The definition of “Bail-in Legislation” shall be hereby amended and restated in its entirety as follows:

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(b)The definition of “Fee Letter” shall be hereby amended and restated in its entirety as follows:

“Fee Letter” means that certain seventh amended and restated fee letter dated as of March 27, 2020, among Borrower and the Agents, as it may be amended or modified and in effect from time to time.

(c)The definition of “Side Letter to the Receivables Sale Agreement” shall be hereby amended and restated in its entirety as follows:

“Side Letter to the Receivables Sale Agreement” means that Third Amended and Restated Side Letter to the Receivables Sale Agreement, dated as of March 27, 2020, addressed to the Administrative Agent and signed by the Borrower, the Servicer and each Originator, as it may be amended or modified and in effect from time to time.

(d)The definition of “Write-Down and Conversion Powers” shall be hereby amended and restated in its entirety as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(e)The following definitions shall be inserted in their proper alphabetical order:

(i)“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

(ii)“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower in good faith, giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. For the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a modification to the Market Spread.

(iii)“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

(iv)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Broken Funding Costs,” the definition of “Interest Rate,” the definition of “Loan,” the definition of “Market Spread”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

(v)“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

(vi)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

(vii)“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Committed Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Committed Lenders) and the Co-Agents.

(viii)“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with the Section 3.04(c) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.04(c).

(ix)“Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Committed Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Committed Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.5 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Committed Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Co-Agents or by the Required Committed Lenders of written notice of such election to the Administrative Agent.

(x)“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(xi)“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(xii)“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

(xiii)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(xiv)“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xv)“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(xvi)“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(xvii)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

2.	Representations and Agreements.
2.1.

Each of the Loan Parties represents and warrants to the Buyer, Agents and Lenders that it has duly authorized, executed and delivered this Amendment and that this Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

2.2.

Each of the Loan Parties further represents and warrants to the Buyer, Agents and the Lenders that, as of the date hereof and as of the Effective Date (as defined below), each of its representations and warranties set forth in Section 5.1 of the Agreement is true and correct as though made on and as of such date and that no event has occurred and is continuing that will constitute an Amortization Event or Unmatured Amortization Event.

2.3.

Each of the Loan Parties further represents and warrants to the Agents and the Lenders that (i) the Amendment is not being entered into for reasons relating to the credit quality of the Receivables or in order to manipulate the pool characteristics of the Receivables and (ii) such Loan Party does not reasonably expect that the such action will have a material adverse effect on the credit quality of the Receivables or the pool characteristics of the Receivables.

3.	Conditions Precedent. This Amendment shall become effective as of March 27, 2020 (the “Effective Date”) upon satisfaction of the following conditions precedent:
3.1	the Administrative Agent shall have received a counterpart hereof duly executed by the Borrower, the Servicer, the Originators, the Administrative Agent and each of the Committed Lenders.

3.2	the Administrative Agent shall have received those documents listed on Schedule I to this Amendment, in form and substance reasonably acceptable to the Administrative Agent.
4.	Miscellaneous.
4.1.	Except as expressly amended hereby, the Agreement shall remain unaltered and in full force and effect, and each of the parties hereto hereby ratifies and confirms the Agreement to which it is a party.
4.2

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.3

EACH OF THE PARTIES TO THIS AMENDMENT HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT AND IT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OF ORIGINAL PARENT, THE ORIGINATORS AND THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY OF ORIGINAL PARENT, THE ORIGINATORS AND THE LOAN PARTIES AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF NEW YORK.

4.4

This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment

4.5

The Borrower agrees to pay to the Administrative Agent’s counsel the reasonable fees and disbursements incurred by such counsel in connection with this Amendment not later than five (5) Business Days following receipt of the related invoice.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WESTROCK FINANCIAL, INC.,

as Borrower

By:  /S/Mikal B Haislip

Name:  Mikal B. Haislip
Title: Treasurer

WESTROCK CONVERTING, LLC,

as Servicer

By:  /S/John D. Stakel

Name: John D. Stakel

Title: Senior Vice President and Treasurer

COÖPERATIEVE RABOBANK, U.A., New York Branch, as Administrative Agent and as a Committed Lender

By: /S/Christopher Lew
Name: Christopher Lew

Title:  Managing Director

By: /S/Stephen G. Adams
Name:  Stephen G. Adams

Title:  Managing Director

TD Bank, N.A.,

as a Committed Lender

By: _/S/Uk-Sun Kim_________________________

Name:  Uk-Sun Kim

Title:  Senior Vice President

MUFG BANK, LTD., as a Committed Lender

By:  /S/Eric Williams_______________________

       Name:  Eric Williams
       Title:  Managing Director

Sumitomo Mitsui Banking Corporation,

as a Committed Lender

By: /S/Jun Ashley___________________________

       Name:  Jun Ashley

       Title:  Director

WELLS FARGO BANK, N.A., as a Committed Lender

By:  /S/Eero Maki______________________

Name:  Eero Maki

Title:  Managing Director

BANK OF NOVA SCOTIA,

as a Committed Lender

By: /S/Doug Noe____________________________

       Name: Doug Noe

       Title: Managing Director

Mizuho bank, ltd., as a Committed Lender

By: /S/Richard A. Burke_________________________

       Name:  Richard A. Burke
       Title:  Managing Director

Schedule I

[Closing Checklist]